Exhibit 23.2

RONALD R. CHADWICK, P.C.

Certified Public Accountant

2851 South Parker Road, Suite 720

Aurora, Colorado 80014

Telephone (303)306-1967

Fax (303)306-1944

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the incorporation of my report dated December 12, 2005 with respect to the financial statements of Chartwell International, Inc. included in the Company's Post-effective amendment no.1 to Form SB-2 for the fiscal year ended July 31, 2005.

RONALD R. CHADWICK, P.C.

Aurora, Colorado

May 12, 2006	/s/ Ronald R. Chadwick, P.C.